     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 26, 2000
                                                           REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                             EAGLE BANCSHARES, INC.
             (Exact name of Registrant as specified in its charter)

          GEORGIA                                              58-1640222
 (State or other jurisdiction of                            (I.R.S. Employer
  incorporation or organization)                           Identification No.)
                                 4419 COWAN ROAD
                           TUCKER, GEORGIA 30084-4441
                                 (770) 908-6690
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                              C. JERE SECHLER, JR.
                                    PRESIDENT
                             EAGLE BANCSHARES, INC.
                                 4419 COWAN ROAD
                           TUCKER, GEORGIA 30084-4441
                                 (770) 908-6690
                (Name, address, including zip code, and telephone
               number, including area code of agent for service)

                            ------------------------

                          Copies of Communications to:

                             WILLIAM L. FLOYD, ESQ.
                           LONG ALDRIDGE & NORMAN LLP
                        303 PEACHTREE STREET, SUITE 5300
                           ATLANTA, GEORGIA 30308-3201
                                 (404) 527-4010


                            ------------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective.

                            ------------------------


          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________________

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ___________

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------------------------------------------
                 Title of Shares                Amount      Proposed Maximum Offering   Proposed Maximum Aggregate        Amount of
                      to be                     to be          Price Per Share(1)                Offering               Registration
                   Registered                 Registered                                         Price(1)                  Fee(1)
------------------------------------------------------------------------------------------------------------------------------------
 Common Stock, $1.00 par value
per share                                       63,643               12.875                     $819,403.63               $216.32
------------------------------------------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 457(c), the proposed offering price and registration fee are based upon the average of the high and low prices of the Registrant's Common Stock on April 18, 2000 as reported on the Nasdaq National Market.


                            ------------------------


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS                        63,643 SHARES

                             EAGLE BANCSHARES, INC.

                                  COMMON STOCK

            This Prospectus relates to the proposed offer and sale of an aggregate of up to 63,643 shares of Common Stock of Eagle Bancshares, Inc. by the selling shareholder identified under the caption "Selling Shareholder." Eagle Bancshares, Inc. issued the shares to the selling shareholder in connection with a Share Exchange Agreement among Eagle Bancshares, Inc., Eagle Bancshares Capital Group, Inc., Brinkman Technologies, Inc. and Mark A. Brinkman dated February 24, 2000.

            Eagle Bancshares will not receive any proceeds from the sale of the shares by the selling shareholder. Eagle Bancshares will pay the expenses of registration of the shares, but the selling shareholder will pay any broker-dealer commissions, discounts and fees and expenses and fees of any of his advisors.

            The selling shareholder may sell the shares from time to time on the Nasdaq National Market or in private transactions, at prevailing market prices or at privately negotiated prices.

            The Common Stock is listed on the Nasdaq National Market under the symbol "EBSI." On April 25, 2000, the last reported sale price of the Common Stock on the Nasdaq National Market was $14.6250 per share.

            Eagle Bancshares's principal executive offices are located at 4419 Cowan Road, Tucker, Georgia 30084-4441 and its telephone number is (770) 908-6690.

                               -----------------


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

                                -----------------














                 The date of this Prospectus is April 26, 2000.

                                TABLE OF CONTENTS



                                                                         Page
                                                                         ----

Where You Can Find More Information............................           2
Incorporation of Certain Documents by Reference................           2
Description of Eagle Bancshares, Inc...........................           3
Use of Proceeds................................................           4
Selling Shareholder............................................           4
Plan of Distribution...........................................           4
Experts........................................................           5
Legal Matters..................................................           5


References in this Prospectus to "we," "our," or "us" refer to Eagle Bancshares, Inc. and not to the selling shareholder.

                       WHERE YOU CAN FIND MORE INFORMATION

            We file annual, quarterly, and current reports, proxy statements, and other documents with the Securities and Exchange Commission. You may read and copy such reports, proxy statements, information statements and obtain other information from the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the operation of the Public Reference Room. The Commission maintains an Internet site at where reports, proxy and information statements, and other information regarding issuers that file electronically, including Eagle Bancshares, may be found.

         This Prospectus is part of a registration statement that we filed with the Commission and omits certain information contained in the registration statement as permitted by the Commission. Additional information regarding Eagle Bancshares and the Common Stock is contained in the registration statement on Form S-3 (of which this Prospectus forms a part), including certain exhibits and schedules. You can obtain a copy of the registration statement from the Commission at the street address or Internet site listed above.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Commission allows us to "incorporate by reference" into this Prospectus information we file with the Commission. This allows us to disclose important information to you by referring to other documents that we filed with the Commission (including documents we file with the Commission after the date of this Prospectus) that contain that information. We incorporate by reference the documents listed below as of their respective dates, except to the extent information in those documents differs from information contained in this
Prospectus:

         (1)      Annual Report on Form 10-K for the year ended March 31, 1999;

         (2) Quarterly Reports on Form 10-Q for the quarters ended June 30, 1999, September 30, 1999 and December 31, 1999; and

         (3) The description of the Common Stock as contained in our Registration Statement on Form 8-A (Commission File No. 0-14379) as filed with the Commission on April 4, 1986.

         In addition, we incorporate by reference any future filings that we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. The information contained in the future filings that we make with the Commission will automatically update and supercede the information contained or incorporated by reference in this Prospectus.

         You may request a copy of the above documents, at no cost, by written or oral request. We also will provide, upon request and without charge, a copy of our latest Annual Report. Written or telephonic requests should be directed to:

                        Office of Corporate Secretary
                        Eagle Bancshares, Inc.
                        4419 Cowan Road
                        Tucker, Georgia 30084-4441
                        Telephone number:  (770) 908-6690

         You should only rely on the information incorporated by reference or provided in this Prospectus or any supplement. We have not authorized anyone to provide you with information that is different, and, if given or made, such information must not be relied upon as having been authorized by Eagle Bancshares. The selling shareholder cannot offer any of these shares in any state where the offer is not permitted. You should not assume that the information in this Prospectus or any supplement is accurate as of any date other than the date on the front of the respective document

         This Prospectus and the documents incorporated by reference in this Prospectus contain certain "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which represent our expectations or beliefs. When used in this Prospectus or in the documents incorporated by reference, the words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan" and similar terms and/or expressions are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, certain of which are beyond our control. We caution that various factors in this Prospectus and those discussed in our filings with the Commission, as well as general economic conditions and industry trends, could cause actual results or outcomes to differ materially from those expressed in any of our forward-looking statements. Any forward-looking statement speaks only as of the date of this Prospectus or the documents incorporated by reference, and we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for us to predict all such factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.


                      DESCRIPTION OF EAGLE BANCSHARES, INC.

         Eagle Bancshares, Inc. is a unitary savings and loan holding company headquartered in Tucker, Georgia. We own and operate Tucker Federal Bank, Eagle Real Estate Advisors, Inc., and Eagle Bancshares Capital Group, Inc. Tucker Federal Bank is a federally chartered stock savings and loan association organized in 1956 and based in Tucker, Georgia. The Bank serves the metropolitan Atlanta area through its full service branch offices. The Bank's deposits are federally insured by the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation. The Bank has two subsidiaries, Prime Eagle Mortgage Corporation and Eagle Service Corporation.

         As a unitary thrift holding company, we are permitted, under current regulations, to engage in activities that bank holding companies cannot. We are engaged in four lines of business through our subsidiaries:

         -        community banking

         -        mortgage banking

         -        mezzanine financing

         -        real estate activities

         Our principal executive offices are located at 4419 Cowan Road, Tucker, Georgia 30084-4441, and our telephone number is (770) 908-6690.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the shares. The selling shareholder will receive and retain all of the proceeds from the sale of the shares.


                               SELLING SHAREHOLDER

         The selling shareholder is Mark A. Brinkman, an individual resident of the State of Texas (or, his successors-in-interest described below under "Plan of Distribution"). The selling shareholder has not had any prior relationship with Eagle Bancshares or any of our affiliates. All of the 63,643 shares offered hereby (1.13% of the 5,637,135 presently outstanding shares of Eagle Bancshares as of April 14, 2000) are being offered for the account of Mark A. Brinkman. The selling shareholder acquired the shares pursuant to a share exchange agreement among Eagle Bancshares, Inc., Eagle Bancshares Capital Group, Inc., Brinkman Technologies, Inc. and Mark A. Brinkman, dated February 24, 2000. We will not receive any of the proceeds from the sale of the shares by the selling shareholder. As of April 14, 2000, the selling shareholder beneficially owned 63,643 shares of our common stock. At the completion of sale, assuming all of his shares are sold, the selling shareholder will own no shares of our common stock. The selling shareholder may have sold, transferred or otherwise disposed of all or a portion of his shares in transactions exempt from the registration requirements of the Securities Act of 1993, as amended, since the date hereof.


                              PLAN OF DISTRIBUTION

         We are registering the shares of Common Stock on behalf of the selling shareholder. As used herein, "selling stockholder" includes donees and pledgees selling shares received from the selling stockholder after the date of this Prospectus. We will pay all costs, expenses and fees related to the registration of the shares. The selling shareholder will pay all brokerage commissions and similar selling expenses, if any, incurred in connection with the sale of the shares. The selling shareholder may sell the shares from time to time in one or more types of transactions (which may include block transactions) on the Nasdaq National Market, in negotiated transactions, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling shareholder has advised us that he has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of his securities, nor is there any underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling shareholder.

         The selling shareholder may effect transactions by selling shares directly to purchasers or to or through broker-dealers. In the event that the selling stockholder does not intend to effect the sale of the shares through a broker-dealer, the selling stockholder must notify us in advance of any intended transaction so we can determine compliance with applicable federal and state securities laws. After we notify the selling stockholder that the transaction may proceed, the selling stockholder may sell the shares. If necessary, we may file with the Commission a supplemental prospectus which describes the method of sale in greater detail pursuant to Rule 424(c) under the Securities Act of 1933. In effecting sales, broker-dealers engaged by the selling shareholder and/or purchasers of the shares may arrange for other broker-dealers to participate. Broker-dealers may receive commissions, concessions or discounts from the selling shareholder and/or the purchasers of the shares in amounts to be negotiated prior to the sale (and which might be in excess of customary commissions). In addition, any shares covered by this

Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this Prospectus.

         The selling shareholder and any broker-dealers who act in connection with the sale of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions or other compensation received by them and any profit on any resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

         Because the selling shareholder may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933, the selling shareholder will be subject to the prospectus delivery requirements of the Securities Act of 1933. We have informed the selling shareholder that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to his sales in the market.

         Upon Eagle Bancshares being notified by the selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker-dealer, a supplement to this Prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act of 1933, disclosing (i) the name of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus and (vi) other facts material to the transaction. In addition, upon our being notified by a selling shareholder that a donee or pledgee intends to sell more than 500 shares, a supplement to this Prospectus will be filed.


                                     EXPERTS

         The audited financial statements incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accounts, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said report.


                                  LEGAL MATTERS

         Long Aldridge & Norman LLP, Atlanta, Georgia, has passed upon certain legal matters regarding the shares offered by this Prospectus.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Securities and Exchange Commission Registration Fee.........  $    216.32
         Nasdaq National Market Additional Listing Fee...............     2,000
         Accounting Fees and Expenses................................     3,000
         Legal Fees and Expenses.....................................     7,500
         Printing Expenses...........................................     1,000
         Miscellaneous Expenses......................................       500

                     Total...........................................  $ 14,216.32

        The foregoing items, except for the Securities and Exchange Commission registration fee, are estimated. We will pay all of the above expenses. The selling shareholder will pay his own expenses, including expenses of his own counsel, broker or dealer fees, discounts and expenses, and all transfer and other taxes on the sale of the shares.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

            Section 14-2-202(b)(4) of the Georgia Business Corporation Code provides that a corporation's articles of incorporation may include a provision that eliminates or limits the personal liability of directors for monetary damages to a corporation or its shareholders for breach of their fiduciary duties as directors. The Section does not, however, authorize a corporation to eliminate or limit the liability of a director for appropriating, in violation of his or her duties, any business opportunity of the corporation, engaging in intentional misconduct or a knowing violation of law, obtaining an improper personal benefit, or authorizing a dividend, stock repurchase or redemption, distribution of assets or other distribution in violation of Section 14-2-640 of the Georgia Business Corporation Code or the articles of incorporation of the corporation. Section 14-2-202(b)(4) also does not eliminate or limit the right of a corporation or any shareholder to seek an injunction, a rescission or any other equitable (non-monetary) relief in the event of a breach of a director's fiduciary duty. In addition, Section 14-2-202(b)(4) applies only to claims against a director arising out of his or her role as a director and does not relieve a director from liability arising from his or her role as an officer or in any other capacity. Article XVIII of our Articles of Incorporation eliminates the personal monetary liability of directors of the Company to the full extent allowed by Section 14-2-202(b)(4).

            As permitted by the Georgia Business Corporation Code, our Articles of Incorporation provide for the indemnification of both directors and officers for liability incurred by them in connection with any civil, criminal, administrative or investigative action, suit or proceeding (other than actions brought as derivative actions by or in the right of a corporation) in which they may become involved by reason of their capacities as director and officers. The Articles also provide such indemnity for directors and officers who, at our request, act as directors, officers, employees or agents of another corporation, partnership, joint venture, trust, or other enterprise. The Articles permit indemnification if a director or officer acted in a manner which he or she reasonably believed to be in or not opposed to our best interests and, in addition, in criminal actions, if he or she had no reasonable cause to believe his or her conduct to be unlawful. If the required standard of conduct is met, indemnification may include judgments, settlements, penalties, fines or reasonable expenses (including attorney's fees) incurred with respect to a proceeding; provided, however, that indemnification of a director or officer in connection with a proceeding by or in the right of Eagle Bancshares is limited to reasonable expenses incurred in connection with the derivative proceeding; and provided, further, that if a director or officer is adjudged liable on the basis that a personal benefit was improperly received, the director or officer will only be entitled to such indemnification for reasonable expenses as a court finds to be proper in accordance with the provisions of Section 14-2-854 of the Georgia Business Corporation Code.

            Section 14-2-852 of the Georgia Business Corporation Code provides that directors and officers who are successful with respect to any claim against them are entitled to indemnification against reasonable expenses as of right. On the other hand, if the charges made in any action are sustained, the determination of whether the required standard of conduct has been met will be made, in accordance with the provisions of Georgia Business Corporation Code
Section 14-2-855, by either the Board of Directors or a committee thereof, acting by disinterested members, by special legal counsel or by the shareholders, but shares owned by or voted under the control of directors seeking indemnification may not be voted.


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

            (a) EXHIBITS. The following exhibits are filed as part of this registration statement.



           Exhibit
           Number                               Description
           -------                              -----------

            5                    Opinion of Long Aldridge & Norman LLP.

            23.1                 Consent of Long Aldridge & Norman LLP (included in the
                                 Opinion filed as Exhibit 5).

            23.2                 Consent of Arthur Andersen LLP.

            24                   Power of Attorney (included in signature page to this
                                 Registration Statement).

            (b) FINANCIAL STATEMENT SCHEDULES.  Not applicable.

ITEM 17.  UNDERTAKINGS

            A.          RULE 415 OFFERING.

            The undersigned registrant hereby undertakes:

                        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                    (i)  To include any prospectus required by
                        Section 10(a)(3) of the Securities Act of 1933;

                                    (ii) To reflect in the prospectus any facts
                        or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of Securities offered (if the total dollar value of Securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration
                        Fee" table in the effective registration statement;
                        and

                                    (iii) To include any material information
                        with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                        (2) That, for the purpose of determining any liability
            under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

                        (3) To remove from registration by means of a
            post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

            B.          INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY
REFERENCE

            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

            C.          ACCELERATION OF EFFECTIVENESS.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucker, State of Georgia, on April 26, 2000.

                                       EAGLE BANCSHARES, INC.
                                       (Registrant)


                                       By:  /s/ C. Jere Sechler, Jr.
                                            ---------------------------------
                                            C. Jere Sechler, Jr.
                                            President and Chairman of the Board
                                                (principal executive officer)



                                POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints C. Jere Sechler, Jr. and Richard B. Inman, Jr., and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Signatures                                                           Title                                       Date

/s/ C. Jere Sechler, Jr.                                    Chairman of the Board and                       April 26, 2000
-----------------------------------                         Director
C. Jere Sechler, Jr.

/s/ Walter C. Alford
-----------------------------------                         Director                                        April 26, 2000
Walter C. Alford

/s/ Richard J. Burrell
-----------------------------------                         Director                                        April 26, 2000
Richard J. Burrell


/s/ Richard B. Inman, Jr.
-----------------------------------                         Director, Secretary and Treasurer               April 26, 2000
Richard B. Inman, Jr.

/s/ Weldon A. Nash, Jr.
-----------------------------------                         Director                                        April 26, 2000
Weldon A. Nash, Jr.

/s/ George G. Thompson
-----------------------------------                         Director                                        April 26, 2000
George G. Thompson

/s/ William F. Waldrop
-----------------------------------                         Director                                        April 26, 2000
William F. Waldrop

                                INDEX OF EXHIBITS


         Exhibit
         Number                                    Description
         -------                                   -----------

            5                    Opinion of Long Aldridge & Norman LLP.

            23.1 Consent of Long Aldridge & Norman LLP (included in the Opinion filed as Exhibit 5).

            23.2                 Consent of Arthur Andersen LLP

            24 Power of Attorney (included in signature page to this Registration Statement).